CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3ASR No. 333-233222) of Workiva Inc.,
(2)Registration Statement (Form S-8 No. 333-266705) pertaining to the 2014 Equity Incentive Plan of Workiva Inc.,
(3)Registration Statement (Form S-8 No. 333-226647) pertaining to the 2014 Equity Incentive Plan of Workiva Inc.,
(4)Registration Statement (Form S-8 No. 333-217667) pertaining to the Workiva Inc. 2017 Employee Stock Purchase Plan,
(5)Registration Statement (Form S-8 No. 333-212869) pertaining to the 2014 Equity Incentive Plan of Workiva Inc., and
(6)Registration Statement (Form S-8 No. 333-200975) pertaining to the 2014 Equity Incentive Plan and Amended and Restated 2009 Unit Incentive Plan of Workiva Inc.;
of our reports dated February 21, 2023, with respect to the consolidated financial statements of Workiva Inc. and the effectiveness of internal control over financial reporting of Workiva Inc. included in this Annual Report (Form 10-K) of Workiva Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Chicago, Illinois
February 21, 2023